UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 29, 2024

Incannex Healthcare Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41106	93-2403210
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 105, 8 Century Circuit Norwest, NSW 2153 Australia	Not applicable
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: +61 409 840 786

(Former Name or Former Address, if Changed Since Last Report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.0001 par value per share	IXHL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Madhukar Bhalla, Chief Financial Officer and Secretary of Incannex Healthcare Inc. (the “Company”), recently notified the Company of his decision to resign from his positions effective as of February 28, 2024. Mr. Bhalla’s decision does not reflect any disagreement with, or the existence of any irregularities in, the Company’s operations, policies, accounting principles, practices, financial statements or disclosures.

The Company’s Board of Directors has appointed Joseph Swan, the current Treasurer and Controller of the Company, as its Chief Financial Officer and Secretary effective as of February 29, 2024. Mr. Swan will maintain his position as Treasurer of the Company.

Mr. Swan, age 32, has been the Treasurer and Controller of the Company since July 2023 and he was Head of Finance of Incannex Healthcare Limited (“Incannex Australia”) from November 2021 to November 2023, when Incannex Australian re-domicilied to Delaware with the Company becoming the parent entity and Incannex Australia becoming a subsidiary. Prior to joining Incannex Australia, Mr. Swan had been an Audit Supervisor at HLB Mann Judd, an Australian accounting and advisory firm, from May 2020 to November 2021, an internal auditor an INPEX Australia, an energy company, from July 2017 to July 2018 and an analyst at Deloitte Australia from February 2015 to June 2017. Mr. Swan is a chartered accountant in Australia and New Zealand and holds a university degree in commerce and accounting from the University of Western Australia.

During his career, Mr. Swan has been responsible for reviewing financial statements and preparing audit report, both as independent auditor and in-house accountant. In particular, Mr. Swan has been tasked with coordinating the audit team dedicated to the preparation and delivery of financial statements and audit reports.

Under the terms of his employment contract with the Company, Mr. Swan will receive an annual base salary of A$205,000. Mr. Swan will also be eligible to receive up to 20% of his fixed salary, payable in cash, if certain short term targets are met and up to a total value of A$200,000 of shares of common stock of the Company if certain long term targets are met. Mr. Swan’s employment contract has no fixed term and can be terminated at will by either party with three months’ notice or for cause by the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated February 27, 2024, between Incannex Healthcare Inc. and Joseph Swan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Incannex Healthcare Inc.

Date: March 5, 2024	/s/ Joel Latham
	Name:	Joel Latham
	Title:	Chief Executive Officer and President

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